Execution Version

Exhibit 4.1
SUPPLEMENTAL INDENTURE
THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of July 16, 2026 among VALARIS LIMITED, an exempted company incorporated with limited liability under the laws of Bermuda (“Company”), VALARIS FINANCE COMPANY LLC, a Delaware limited liability company (“FinanceCo” and, together with the Company, the “Issuers”), VALARIS HOLDINGS II LP, a Cayman Islands exempted limited partnership acting through its general partner Valaris UK 1 Limited (the “Undersigned”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”).
RECITALS
WHEREAS, the Issuers, the Guarantors party thereto, the Trustee and the Collateral Trustee entered into an Indenture, dated as of April 19, 2023 (as amended and supplemented to date, the “Indenture”), relating to the Issuers’ 8.375% Senior Secured Second Lien Notes due 2030 (the “Notes”); and
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause any Restricted Subsidiary of the Company (other than FinanceCo) that guarantees any Debt of the Issuers or any Guarantor under the Credit Agreement or any other syndicated credit facility or capital markets debt in an aggregate principal amount in excess of $35 million to provide a Note Guaranty.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1.    Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.    The Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 4.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or

other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.
Section 5.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6.    The recitals and statements herein are deemed to be those of the Issuers and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Note Guaranty provided by the Guarantor party to this Supplemental Indenture.
Section 7.    All notices or other communications to the Issuers and the Guarantors shall be given as provided in Section 12.02 of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
VALARIS LIMITED

By: /s/ Darin Gibbins
Name: Darin Gibbins
    Title: Vice President – Treasurer

[Signature Page to Supplemental Indenture]

VALARIS FINANCE COMPANY LLC

By: Valaris Limited, its sole member

By: /s/ Darin Gibbins
Name: Darin Gibbins
Title:    Vice President – Treasurer

[Signature Page to Supplemental Indenture]

VALARIS HOLDINGS II LP
By: Valaris UK 1 Limited, its general partner

By: /s/ John Winton
Name: John Winton
    Title: Director

[Signature Page to Supplemental Indenture]

WILMINGTON SAVINGS FUND
SOCIETY, FSB, as Trustee and Collateral Trustee

By: /s/ Anita Woolery
Name: Anita Woolery
Title:    Vice President

[Signature Page to Supplemental Indenture]